Exhibit 3.17
ARTICLES OF INCORPORATION OF
SUNNYSIDE COMMUNICATIONS, INC.

     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/ Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation.
ARTICLE I
Name
     The name of the Corporation is Sunnyside Communications, Inc.

ARTICLE II
Purposes
     The purposes for which the Corporation is formed are:
The transaction of any or all lawful business for which corporations may be incorporated under the Indiana General Corporation Act.
ARTICLE III
Period of Existence
     The period during which the Corporation shall continue is perpetual.
ARTICLE IV
Resident Agent and Principal Office
     Section 1. Resident Agent. The name and address of the Corporation’s Resident Agent for service of process is Charles J. Jenkins, 1807 Creekside Court, Jeffersonville, Indiana 47130.
     Section 2. Principal Office. The post office address of the principal office of the Corporation is 213 Magnolia Avenue, Jeffersonville, Indiana 47130.

ARTICLE V
Authorized Shares
Section 1. Number of Shares:
The total number of shares which the Corporation is to have authority to issue 1,000
A. The number of authorized shares which the corporation designates as having par value is with a par value of $
B. Thee number of authorized shares which the corporation designates as without par value is 1,000.
Section 2. Terms of Shares (if any):
     Shares may be issued in one (1) or more series of the same class, each such series to have such relative rights, preferences, limitations or restrictions, and bear such designations as shall be determined by the Board of Directors prior to. the issuance of any shares of such series. The Board of Directors is hereby expressly vested with the authority to make. such determination by the resolution of the-Board,
Section 3. Voting Rights of Shares:
     3.01 Each share shall be entitled to one (1) vote on all matters.
     3.02 Cumulative voting on the election of the members of the Board of Directors or in any other matter shall not be permitted.
ARTICLE VI
Requirements Prior To Doing Business
     The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.
ARTICLE VII
Director(s)
     Section 1. Number of Directors: The initial Board of Directors is composed of 1 member(s). The number of directors may be from time to time fixed by the By-Laws of. the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be one.
     Section 2. Names and Post Office Addresses of the Director(s): The name(s) and post office address(es) of the initial I Board of Director(s) of the Corporation is (are):
     Name      Number and Street or Building      City     State     Zip Code
     Charles J. Jenkins, 1807 Creekside Court, Jeffersonville, Ind. 47130

     Section 3. Qualifications of Directors (if any):
     Directors need not be a shareholder of the corporation.
ARTICLE VIII
Incorporator (s)
     The name(s) and post office addresses) of the incorporator(s) of the Corporation is (are):
Name                     Number and Street or Building           City           State           Zip Code
Charles J. Jenkins, 1807 Creekside Court, Jeffersonville, Ind. 47130
ARTICLE IX
Provisions for Regulation of Business
and Conduct of Affairs of Corporation
(“Powers” of the Corporation, its directors or shareholders)
All provisions for regulation of the business and conduct of the affairs of the Corporation shall be contained in the By-Laws. The By-Laws may be amended from time to time by the affirmative vote of the majority of the Board-of Directors.

     IN WITNESS WHEREOF, the undersigned, being all of the incorporator(s) designated in Article VIII, execute(s) these Articles of Incorporation and certify to the truth of the facts herein stated, this 29th day of April, 1981.

/s/ Charles J. Jenkins, Jr. (Written Signature)

/s/ Charles J. Jenkins, Jr. (Printed Signature)